RYAN SPECIALTY REPORTS FOURTH QUARTER 2024 RESULTS
- Total Revenue grew 24.5% year-over-year to $663.5 million -
- Organic Revenue Growth Rate* of 11.0% year-over-year -
- Net Income of $42.6 million, or $0.10 per diluted share -
- Adjusted EBITDAC* grew 36.2% year-over-year to $216.0 million -
- Adjusted Net Income increased 28.9% year-over-year to $123.3 million, or $0.45 per diluted share -
February 20, 2025 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the
“Company”), a leading international specialty insurance firm, today announced results for the fourth quarter ended December 31, 2024.
Fourth Quarter 2024 Highlights
•Revenue grew 24.5% year-over-year to $663.5 million, compared to $532.9 million in the prior-year period
•Organic Revenue Growth Rate* was 11.0% for the quarter, compared to 16.5% in the prior-year period
•Net Income decreased 27.3% year-over-year to $42.6 million, compared to $58.5 million in the prior-year period. Diluted Earnings per Share was $0.10.
•Adjusted EBITDAC* increased 36.2% to $216.0 million, compared to $158.6 million in the prior-year period
•Adjusted EBITDAC Margin* of 32.6%, compared to 29.8% in the prior-year period
•Adjusted Net Income* increased 28.9% to $123.3 million, compared to $95.7 million in the prior-year period
•Adjusted Diluted Earnings per Share* increased 28.6% to $0.45, compared to $0.35 in the prior-year period
•Capital return to shareholders and LLC unit holders was $19.2 million of regular dividends and distributions
Full Year 2024 Highlights
•Revenue grew 21.1% year-over-year to $2,515.7 million compared to $2,077.5 million in the prior-year
•Organic Revenue Growth Rate* was 12.8% for the year, compared to 15.4% in the prior-year
•Net Income increased 18.2% year-over-year to $229.9 million, compared to $194.5 million in the prior-
year. Diluted Earnings per Share was $0.71.
•Adjusted EBITDAC* increased 29.8% to $811.2 million, compared to $624.7 million in the prior-year
•Adjusted EBITDAC Margin* of 32.2%, compared to 30.1% in the prior-year
•Adjusted Net Income* increased 31.4% to $493.5 million, compared to $375.6 million in the prior-year
•Adjusted Diluted Earnings per Share* increased 29.7% to $1.79, compared to $1.38 in the prior-year
•Capital return to shareholders and LLC unit holders was $102.4 million, consisting of $27.1 million of special dividends and $75.3 million of regular dividends and distributions

“It was another outstanding year for Ryan Specialty,” said Patrick G. Ryan, Founder and Executive Chairman of
Ryan Specialty. “For the year, we grew total revenue 21%, supported by organic growth of 12.8% and strong contributions from M&A, which added 7% to our top line. This marked our sixth consecutive year growing total revenue 20% or more. We expanded Adjusted EBITDAC margin 210 basis points year-over-year and grew
Adjusted EPS by 30%. Along with our strong results, we executed our M&A strategy by closing 7 high quality acquisitions, which will add over $265 million in annualized revenue and further distinguish Ryan Specialty as an industry-leading international insurance services firm.”
“We produced excellent results in 2024, driven by significant new business growth while maintaining strong renewal retention,” added Tim Turner, Chief Executive Officer of Ryan Specialty. “Coupling these results with significant M&A not only increased our market share but greatly expanded our total addressable market. We could not be more proud of the outstanding success we had in executing our M&A strategy, as we had our largest year yet in terms of acquired revenue. We’ve carried that momentum into 2025 with the completion of the highly strategic acquisition of Velocity Risk Underwriters earlier this month. These acquisitions support our thesis of aligning specialized underwriting products with our distribution expertise across industries, expanding our capabilities, and offering clients diverse innovative solutions. These efforts reflect the resolve of our 5,200 talented teammates to execute with distinction and to provide best-in-class service to our clients and trading partners. We believe we remain well positioned to deliver sustainable and differentiated growth in
2025 and over the long term, and to create additional value for our shareholders.”

Summary of Fourth Quarter and Full Year 2024 Results

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
(in thousands, except percentages and per share data)	2024	2023	$	%	2024	2023	$	%
GAAP financial measures
Total revenue	$663,529	$532,863	$130,666	24.5%	$2,515,710	$2,077,549	$438,161	21.1%
Net commissions and fees	$649,407	$518,718	130,689	25.2	2,455,671	2,026,596	429,075	21.2
Compensation and benefits	$410,252	$331,735	78,517	23.7	1,591,077	1,321,029	270,048	20.4
General and administrative	$104,532	$73,586	30,946	42.1	352,050	276,181	75,869	27.5
Total operating expenses	$554,211	$436,526	117,685	27.0	2,087,898	1,718,468	369,430	21.5
Operating income	$109,318	$96,337	12,981	13.5	427,812	359,081	68,731	19.1
Net income	$42,555	$58,503	(15,948)	(27.3)	229,913	194,480	35,433	18.2
Net income attributable to Ryan Specialty Holdings, Inc.	$13,754	$22,846	(9,092)	(39.8)	94,665	61,037	33,628	55.1
Compensation and benefits expense ratio (1)	61.8%	62.3%			63.2%	63.6%
General and administrative expense ratio (2)	15.8%	13.8%			14.0%	13.3%
Net income margin (3)	6.4%	11.0%			9.1%	9.4%
Earnings per share (4)	$0.11	$0.19			$0.78	$0.53
Diluted earnings per share (4)	$0.10	$0.18			$0.71	$0.52
Non-GAAP financial measures*
Organic revenue growth rate	11.0%	16.5%			12.8%	15.4%
Adjusted compensation and benefits expense	$369,250	$310,416	$58,834	19.0%	$1,426,674	$1,222,342	$204,332	16.7%
Adjusted compensation and benefits expense ratio	55.6%	58.3%			56.7%	58.8%
Adjusted general and administrative expense	$78,230	$63,862	$14,368	22.5%	$277,813	$230,467	$47,346	20.5%
Adjusted general and administrative expense ratio	11.8%	12.0%			11.0%	11.1%
Adjusted EBITDAC	$216,049	$158,585	$57,464	36.2%	$811,223	$624,740	$186,483	29.8%
Adjusted EBITDAC margin	32.6%	29.8%			32.2%	30.1%
Adjusted net income	$123,317	$95,672	$27,645	28.9%	$493,521	$375,582	$117,939	31.4%
Adjusted net income margin	18.6%	18.0%			19.6%	18.1%
Adjusted diluted earnings per share	$0.45	$0.35			$1.79	$1.38
* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP
Financial Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 12, Earnings Per Share” of the annual consolidated financial statements.

Fourth Quarter 2024 Review*
Total revenue for the fourth quarter of 2024 was $663.5 million, an increase of 24.5% compared to $532.9 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of
11.0%, driven by new client wins and expanded relationships with existing clients, coupled with continued
expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended
December 31, 2024, higher contingent commissions, and the impact of foreign exchange rates. We experienced growth across the majority of our property and casualty lines.
Total operating expenses for the fourth quarter of 2024 were $554.2 million, a 27.0% increase compared to the prior-year period. This increase was primarily due to higher Compensation and benefits expense resulting from higher compensation attributable to revenue growth, an increase in Acquisition related long-term incentive compensation, higher Acquisition-related expenses, and higher Amortization from recent M&A activity partially offset by savings associated with ACCELERATE 2025, as well as lower Change in contingent consideration due to a downward adjustment on the US Assure earn-out. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth and an increase in
Acquisition-related expense.
Net income for the fourth quarter of 2024 decreased 27.3% to $42.6 million, compared to $58.5 million in the prior-year period. The decrease was due to higher Income tax expense and higher Interest expense, net partially offset by strong revenue growth.
Adjusted EBITDAC grew 36.2% to $216.0 million from $158.6 million in the prior-year period. Adjusted
EBITDAC margin for the quarter was 32.6%, compared to 29.8% in the prior-year period. The increase in
Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the fourth quarter of 2024 increased 28.9% to $123.3 million, compared $95.7 million in the prior-year period. Adjusted net income margin was 18.6%, compared to 18.0% in the prior-year period.
Adjusted diluted earnings per share for the fourth quarter of 2024 increased 28.6% to $0.45, compared to
$0.35 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Liquidity and Financial Condition
As of December 31, 2024, the Company had Cash and cash equivalents of $540.2 million and outstanding debt principal of $3.3 billion.
Quarterly Dividend
On February 20, 2025, the Company's board of directors (the "Board") declared and increased the Company's regular quarterly dividend by 9.1% to $0.12 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on March 18, 2025 to stockholders of record as of the close of business on
March 4, 2025. A portion of the dividend, $0.05 per share, will be funded by free cash flow from Ryan
Specialty, LLC and will be paid to all holders of the Company's Class A common stock and the holders of the LLC
Common Units (as defined below).

Full Year 2025 Outlook*
The Company is initiating its full year 2025 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC
Margin as follows:
•Organic Revenue Growth Rate guidance for full year 2025 to be between 11.0% – 13.0%
•Adjusted EBITDAC Margin guidance for full year 2025 to be between 32.5% – 33.5%
The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and
Key Performance Indicators” below.
Fourth Quarter 2024 and Full Year Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$374,837	57.7%	$342,718	66.1%	$32,119	9.4%
Binding Authority	74,617	11.5	67,414	13.0	7,203	10.7
Underwriting Management	199,953	30.8	108,586	20.9	91,367	84.1
Total Net commissions and fees	$649,407		$518,718		$130,689	25.2%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$1,489,077	60.6%	$1,319,056	65.1%	$170,021	12.9%
Binding Authority	320,379	13.0	275,961	13.6	44,418	16.1
Underwriting Management	646,215	26.3	431,579	21.3	214,636	49.7
Total Net commissions and fees	$2,455,671		$2,026,596		$429,075	21.2%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$603,603	92.9%	$498,612	96.1%	$104,991	21.1%
Supplemental and contingent commissions	30,224	4.7	10,094	1.9	20,130	199.4
Loss mitigation and other fees	15,580	2.4	10,012	1.9	5,568	55.6
Total Net commissions and fees	$649,407		$518,718		$130,689	25.2%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$2,310,384	94.1%	$1,935,851	95.5%	$374,533	19.3%
Supplemental and contingent commissions	88,842	3.6	56,375	2.8	32,467	57.6
Loss mitigation and other fees	56,445	2.3	34,370	1.7	22,075	64.2
Total Net commissions and fees	$2,455,671		$2,026,596		$429,075	21.2%
Conference Call Information
Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.
The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international).
Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at
ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-
looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2025 Outlook” are forward-
looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,”
“may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the
Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk
Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-
GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the year prior, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of Ryan Specialty's ownership, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii)
acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as
General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. For the year ended December 31, 2024, Acquisition-related expense included a $4.5 million charge related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition.

The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from changes to long-term incentive plans associated with acquisitions. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. See “Note 5,
Restructuring” of the annual consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended December 31, 2024, Other non-
operating loss (income) was composed of $3.2 million of income related to a decrease in our blended state tax rates and foreign tax credit impact on the TRA remeasurement, and $0.1 million of sublease income offset by
$0.2 million of TRA contractual interest and related expense. For the three months ended December 31, 2023,
Other non-operating loss (income) included a $10.4 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the twelve months ended December 31, 2024, Other non-operating loss (income) consisted of $18.1 million of expense related to term loan modifications and $1.3 million of TRA contractual interest and related expense offset by $3.4 million of income related to a decrease in our blended state tax rates and foreign tax credit impact on the TRA remeasurement and $0.5 million of sublease income. For the twelve months ended December 31, 2023, Other non-operating loss (income)
included $10.4 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. Equity-based compensation reflects non-cash equity-based expense. For the twelve months ended
December 31, 2024, Equity-based compensation included $4.6 million of expense associated with the removal of equity transfer restrictions for an executive officer of the Company. Initial Public Offering (the "IPO") related expenses include compensation-related expense primarily related to the expense for new awards issued at
IPO as well as expense related to the revaluation of existing equity awards at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to
Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty,
LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the
Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common
Units (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.

Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The
Company presents Credit Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full
Year 2025 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Revenue
Net commissions and fees	$649,407	$518,718	$2,455,671	$2,026,596
Fiduciary investment income	14,122	14,145	60,039	50,953
Total revenue	$663,529	$532,863	$2,515,710	$2,077,549
Expenses
Compensation and benefits	410,252	331,735	1,591,077	1,321,029
General and administrative	104,532	73,586	352,050	276,181
Amortization	60,134	27,674	157,845	106,799
Depreciation	2,965	2,468	9,785	9,038
Change in contingent consideration	(23,672)	1,063	(22,859)	5,421
Total operating expenses	$554,211	$436,526	$2,087,898	$1,718,468
Operating income	$109,318	$96,337	$427,812	$359,081
Interest expense, net	48,532	29,667	158,448	119,507
(Income) from equity method investment in related party	(4,721)	(2,849)	(18,231)	(8,731)
Other non-operating loss (income)	(3,534)	10,343	15,041	10,380
Income before income taxes	$69,041	$59,176	$272,554	$237,925
Income tax expense	26,486	673	42,641	43,445
Net income	$42,555	$58,503	$229,913	$194,480
GAAP financial measures
Revenue	$663,529	$532,863	$2,515,710	$2,077,549
Compensation and benefits	410,252	331,735	1,591,077	1,321,029
General and administrative	104,532	73,586	352,050	276,181
Net income	42,555	58,503	229,913	194,480
Total revenue growth rate	24.5%	22.5%	21.1%	20.4%
Compensation and benefits expense ratio (1)	61.8%	62.3%	63.2%	63.6%
General and administrative expense ratio (2)	15.8%	13.8%	14.0%	13.3%
Net income margin (3)	6.4%	11.0%	9.1%	9.4%
Earnings per share (4)	$0.11	$0.19	$0.78	$0.53
Diluted earnings per share (4)	$0.10	$0.18	$0.71	$0.52
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Non-GAAP financial measures*
Organic revenue growth rate	11.0%	16.5%	12.8%	15.4%
Adjusted compensation and benefits expense	$369,250	$310,416	$1,426,674	$1,222,342
Adjusted compensation and benefits expense ratio	55.6%	58.3%	56.7%	58.8%
Adjusted general and administrative expense	$78,230	$63,862	$277,813	$230,467
Adjusted general and administrative expense ratio	11.8%	12.0%	11.0%	11.1%
Adjusted EBITDAC	$216,049	$158,585	$811,223	$624,740
Adjusted EBITDAC margin	32.6%	29.8%	32.2%	30.1%
Adjusted net income	$123,317	$95,672	$493,521	$375,582
Adjusted net income margin	18.6%	18.0%	19.6%	18.1%
Adjusted diluted earnings per share	$0.45	$0.35	$1.79	$1.38

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$540,203	$838,790
Commissions and fees receivable – net	389,758	294,195
Fiduciary cash and receivables	3,739,727	3,131,660
Prepaid incentives – net	9,219	8,718
Other current assets	109,951	62,229
Total current assets	$4,788,858	$4,335,592
NON-CURRENT ASSETS
Goodwill	2,646,676	1,646,482
Customer relationships	1,392,048	572,416
Other intangible assets	83,674	38,254
Prepaid incentives – net	17,442	15,103
Equity method investment in related party	70,877	46,099
Property and equipment – net	50,209	42,427
Lease right-of-use assets	133,256	127,708
Deferred tax assets	448,289	383,816
Other non-current assets	18,589	39,312
Total non-current assets	$4,861,060	$2,911,617
TOTAL ASSETS	$9,649,918	$7,247,209
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$249,200	$136,340
Accrued compensation	486,322	419,560
Operating lease liabilities	22,107	21,369
Short-term debt and current portion of long-term debt	51,732	35,375
Fiduciary liabilities	3,739,727	3,131,660
Total current liabilities	$4,549,088	$3,744,304
NON-CURRENT LIABILITIES
Accrued compensation	49,362	24,917
Operating lease liabilities	159,231	154,457
Long-term debt	3,231,128	1,943,837
Tax Receivable Agreement liabilities	436,296	358,898
Deferred tax liabilities	39,922	55
Other non-current liabilities	86,606	41,097
Total non-current liabilities	4,002,545	2,523,261
TOTAL LIABILITIES	$8,551,633	$6,267,565
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 125,411,089 and 118,593,062 shares issued and outstanding at December 31, 2024 and 2023, respectively)	125	119
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 136,456,313 and 141,621,188 shares issued and outstanding at December 31, 2024 and 2023, respectively)	136	142
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2024 and 2023)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2024 and 2023)	—	—
Additional paid-in capital	506,258	441,997
Retained earnings	122,939	114,420
Accumulated other comprehensive income (loss)	(1,796)	3,076
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	627,662	559,754
Non-controlling interests	$470,623	$419,890
Total stockholders’ equity	1,098,285	979,644
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,649,918	$7,247,209

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$229,913	$194,480
Adjustments to reconcile net income to cash flows provided by operating activities:
(Income) from equity method investment in related party	(18,231)	(8,731)
Amortization	157,845	106,799
Depreciation	9,785	9,038
Prepaid and deferred compensation expense	30,834	12,192
Non-cash equity-based compensation	78,995	69,743
Amortization of deferred debt issuance costs	23,930	12,172
Amortization of interest rate cap premium	6,955	6,955
Deferred income tax expense	16,798	7,134
Deferred income tax expense from common control reorganizations	9,519	18,356
(Gain) loss on Tax Receivable Agreement	(2,099)	11,170
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(22,007)	(44,185)
Accrued interest liability	20,337	934
Other current and non-current assets	(20,668)	5,773
Other current and non-current liabilities	(7,038)	75,373
Total cash flows provided by operating activities	$514,868	$477,203
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(1,708,737)	(446,682)
Asset acquisitions	—	—
Capital expenditures	(47,001)	(29,776)
Repayments of prepaid incentives	—	228
Total cash flows used in investing activities	$(1,755,738)	$(476,230)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Secured Notes	1,187,400	—
Borrowings on Revolving Credit Facility	1,250,000	—
Repayments on Revolving Credit Facility	(1,250,000)	—
Debt issuance costs paid	(25,536)	—
Proceeds from term debt	107,625	—
Repayment of term debt	(8,250)	(16,500)
Payment of interest rate cap premium, net	—	—
Finance lease and other costs paid	—	—
Payment of contingent consideration	—	(4,477)
Tax distributions to non-controlling LLC Unitholders	(82,702)	(71,674)
Receipt of taxes related to net share settlement of equity awards	27,930	7,811
Taxes paid related to net share settlement of equity awards	(27,460)	(8,785)
Payment of Tax Receivable Agreement liabilities	(21,578)	(16,206)
Dividends paid to Class A common shareholders	(80,236)	—
Distributions to non-controlling LLC Unitholders	(22,209)	—
Payment of accrued return on Ryan Re preferred units	(2,130)	—
Net change in fiduciary liabilities	114,003	97,221
Total cash flows provided by (used in) financing activities	$1,166,857	$(12,610)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(1,514)	584
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(75,527)	$(11,053)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,756,332	1,767,385
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,680,805	$1,756,332
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$540,203	$838,790
Cash and cash equivalents held in a fiduciary capacity	1,140,602	917,542
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,680,805	$1,756,332

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Current period Net commissions and fees revenue	$649,407	$518,718	$2,455,671	$2,026,596
Less: Current period contingent commissions	(28,434)	(8,404)	(73,175)	(39,028)
Net Commissions and fees revenue excluding contingent commissions	$620,973	$510,314	$2,382,496	$1,987,568

Prior period Net commissions and fees revenue	$518,718	$427,402	$2,026,596	$1,711,861
Less: Prior period contingent commissions	(8,404)	(5,810)	(39,028)	(30,788)
Prior period Net commissions and fees revenue excluding contingent commissions	$510,314	$421,592	$1,987,568	$1,681,073

Change in Net commissions and fees revenue excluding contingent commissions	$110,659	$88,721	$394,928	$306,494
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(54,282)	(18,190)	(141,972)	(46,496)
Impact of change in foreign exchange rates	(272)	(922)	(791)	(479)
Organic revenue growth (Non-GAAP)	$56,105	$69,609	$252,165	$259,519

Net commissions and fees revenue growth rate (GAAP)	25.2%	21.4%	21.2%	18.4%
Less: Impact of contingent commissions (1)	(3.5)	(0.4)	(1.3)	(0.2)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	21.7%	21.0%	19.9%	18.2%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(10.6)	(4.3)	(7.1)	(2.8)
Impact of change in foreign exchange rates (4)	(0.1)	(0.2)	0.0	0.0
Organic Revenue Growth Rate (Non-GAAP)	11.0%	16.5%	12.8%	15.4%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Total Revenue	$663,529	$532,863	$2,515,710	$2,077,549
Compensation and Benefits Expense	$410,252	$331,735	$1,591,077	$1,321,029
Acquisition-related expense	(10,202)	(856)	(15,373)	(4,186)
Acquisition related long-term incentive compensation (1)	(7,907)	6,036	(24,946)	4,334
Restructuring and related expense	(4,253)	(9,244)	(39,929)	(22,651)
Amortization and expense related to discontinued prepaid incentives	(1,309)	(1,648)	(5,160)	(6,441)
Equity-based compensation	(12,382)	(7,940)	(52,038)	(31,047)
IPO related expenses	(4,949)	(7,667)	(26,957)	(38,696)
Adjusted Compensation and Benefits Expense (2)	$369,250	$310,416	$1,426,674	$1,222,342
Compensation and Benefits Expense Ratio	61.8%	62.3%	63.2%	63.6%
Adjusted Compensation and Benefits Expense Ratio	55.6%	58.3%	56.7%	58.8%
(1)In the fourth quarter of 2023, Acquisition related long-term incentive compensation includes a $6.8 million expense reversal related to the claw back of an All Risks LTIP payment from a terminated employee
(2)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Total Revenue	$663,529	$532,863	$2,515,710	$2,077,549
General and Administrative Expense	$104,532	$73,586	$352,050	$276,181
Acquisition-related expense	(18,690)	(6,891)	(54,469)	(19,088)
Restructuring and related expense	(7,612)	(2,833)	(19,768)	(26,626)
Adjusted General and Administrative Expense (1)	$78,230	$63,862	$277,813	$230,467
General and Administrative Expense Ratio	15.8%	13.8%	14.0%	13.3%
Adjusted General and Administrative Expense Ratio	11.8%	12.0%	11.0%	11.1%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Total Revenue	$663,529	$532,863	$2,515,710	$2,077,549
Net Income	$42,555	$58,503	$229,913	$194,480
Interest expense, net	48,532	29,667	158,448	119,507
Income tax expense	26,486	673	42,641	43,445
Depreciation	2,965	2,468	9,785	9,038
Amortization	60,134	27,674	157,845	106,799
Change in contingent consideration (1)	(23,672)	1,063	(22,859)	5,421
EBITDAC	$157,000	$120,048	$575,773	$478,690
Acquisition-related expense	28,892	7,747	69,842	23,274
Acquisition related long-term incentive compensation (2)	7,907	(6,036)	24,946	(4,334)
Restructuring and related expense	11,865	12,077	59,697	49,277
Amortization and expense related to discontinued prepaid incentives	1,309	1,648	5,160	6,441
Other non-operating loss	(3,534)	10,343	15,041	10,380
Equity-based compensation	12,382	7,940	52,038	31,047
IPO related expenses	4,949	7,667	26,957	38,696
(Income) from equity method investments in related party	(4,721)	(2,849)	(18,231)	(8,731)
Adjusted EBITDAC (3)	$216,049	$158,585	$811,223	$624,740
Net Income Margin	6.4%	11.0%	9.1%	9.4%
Adjusted EBITDAC Margin	32.6%	29.8%	32.2%	30.1%
(1)In the fourth quarter of 2024, Change in contingent consideration included a $25.5 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.
(2)For the year ended December 31, 2023, Acquisition related long-term incentive compensation includes a $6.8 million expense reversal related to the claw back of an All Risks LTIP payment from a terminated employee.
(3)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Total Revenue	$663,529	$532,863	$2,515,710	$2,077,549
Net Income	$42,555	$58,503	$229,913	$194,480
Income tax expense	26,486	673	42,641	43,445
Amortization	60,134	27,674	157,845	106,799
Amortization of deferred debt issuance costs (1)	2,092	3,047	23,930	12,172
Change in contingent consideration	(23,672)	1,063	(22,859)	5,421
Acquisition-related expense	28,892	7,747	69,842	23,274
Acquisition related long-term incentive compensation	7,907	(6,036)	24,946	(4,334)
Restructuring and related expense	11,865	12,077	59,697	49,277
Amortization and expense related to discontinued prepaid incentives	1,309	1,648	5,160	6,441
Other non-operating loss	(3,534)	10,343	15,041	10,380
Equity-based compensation	12,382	7,940	52,038	31,047
IPO related expenses	4,949	7,667	26,957	38,696
(Income) from equity method investments in related party	(4,721)	(2,849)	(18,231)	(8,731)
Adjusted Income before Income Taxes (2)	$166,644	$129,497	$666,920	$508,367
Adjusted tax expense (3)	(43,327)	(33,825)	(173,399)	(132,785)
Adjusted Net Income	$123,317	$95,672	$493,521	$375,582
Net Income Margin	6.4%	11.0%	9.1%	9.4%
Adjusted Net Income Margin	18.6%	18.0%	19.6%	18.1%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and twelve months ended
December 31, 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and twelve months ended December 31, 2023, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the
Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Earnings per share of Class A common stock – diluted	$0.10	$0.18	$0.71	$0.52
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	—	—	—	(0.03)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.06	0.04	0.14	0.24
Plus: Adjustments to Adjusted net income (3)	0.29	0.14	0.97	0.67
Plus: Dilutive impact of unvested equity awards (4)	—	(0.01)	(0.03)	(0.02)
Adjusted diluted earnings per share	$0.45	$0.35	$1.79	$1.38

(Share count in '000s)
Weighted-average shares of Class A common stock outstanding – diluted	137,265	128,295	132,891	125,745
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	136,370	140,632	138,980	142,384
Plus: Dilutive impact of unvested equity awards (4)	3,358	3,534	4,417	4,137
Adjusted diluted earnings per share diluted share count	276,993	272,461	276,288	272,266
(1)Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended December 31, 2024 and 2023, this removes $0.2 million and $0.4 million of Net income, respectively, on 137.3 million and 128.3 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31, 2024 and 2023, this removes $0.3 million and $4.2 million of Net income, respectively, on 132.9 million and 125.7 million Weighted-average shares of Class A common stock outstanding -
diluted, respectively. See “Note 12, Earnings Per Share” of the annual consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) and vested Class C Incentive units were exchanged for shares of Class A common stock. For the three months ended December 31, 2024 and 2023, this includes
$28.8 million and $35.7 million of Net income, respectively, on 273.6 million and 268.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31,
2024 and 2023, this includes $135.2 million and $133.4 million of Net income, respectively, on 271.9 million and
268.1 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 12,
Earnings Per Share” of the annual consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 273.6 million and 268.9 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended December 31,
2024 and 2023, respectively, and on 271.9 million and 268.1 million Weighted-average shares of Class A common stock outstanding- diluted for the twelve months ended December 31, 2024 and 2023, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 12, Earnings Per Share” of the annual consolidated financial statements. For the three months ended December 31, 2024 and 2023, 3.4 million and 3.5 million shares were added to the calculation, respectively. For the twelve months ended
December 31, 2024 and 2023, 4.4 million and 4.1 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands, except percentages)	Twelve Months Ended December 31, 2024
Total Revenue	$2,515,710
Net Income	$229,913
Interest expense, net	158,448
Income tax expense	42,641
Depreciation	9,785
Amortization	157,845
Change in contingent consideration (1)	(22,859)
EBITDAC	$575,773
Acquisition-related expense	69,842
Acquisition related long-term incentive compensation	24,946
Restructuring and related expense	59,697
Amortization and expense related to discontinued prepaid incentives	5,160
Other non-operating loss	15,041
Equity-based compensation	52,038
IPO related expenses	26,957
(Income) from equity method investments in related party	(18,231)
Adjusted EBITDAC (2)	$811,223
Credit adjustments (3)	87,930
Credit Adjusted EBITDAC	$899,153
(1)In the fourth quarter of 2024, Change in contingent consideration included a $25.5 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.